SUBSIDIARIES OF THE REGISTRANT
------------------------------

                                                                      Exhibit 21

The following is a list of the subsidiaries of the Company:

1.      McDonald & Company Securities, Inc.
        -----------------------------------

             McDonald & Company Securities, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

2.      McD Real Estate, Inc.
        ---------------------

             McD Real Estate, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

3.      McD-Gradison Agency, Inc.
        -------------------------

             The Company owns all of the issued and outstanding shares of preferred stock of McD-Gradison Agency, Inc., an Ohio corporation. All of the issued and outstanding shares of Common Stock are held by three officers of the Company.

4.      McDonald Financial Services, Inc.
        ---------------------------------

             McDonald Financial Services, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

5.      McDonald & Company Venture Capital, Inc.
        ----------------------------------------

             McDonald & Company Venture Capital, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

6.      McDonald & Company Venture Capital, Inc. II
        -------------------------------------------

             McDonald & Company Venture Capital, Inc. II, an Ohio corporation, is a wholly-owned subsidiary of the Company.

7.      Gradvantage, Inc.
        -----------------

             Gradvantage, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

8.      Gradison Insurance Agency, Inc.
        -------------------------------

             Gradison Insurance Agency, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

9.      McD Property Advisors, Inc.
        ---------------------------

             McD Property Advisors, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

10.     Bond Lease Corporation V
        ------------------------

             Bond Lease Corporation V, an Ohio corporation, is a wholly-owned subsidiary of the Company.

--------------------------------------

11.     Bond Lease Corporation VI
        -------------------------

             Bond Lease Corporation VI, an Ohio corporation, is a wholly-owned subsidiary of the Company.

12.     Bond Lease Corporation VII
        --------------------------

             Bond Lease Corporation VII, an Ohio corporation, is a wholly-owned subsidiary of the Company.

13.     Gradison & Company, Inc.
        ------------------------

             Gradison & Company, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

14.     Secured Lease Finance Corp.
        ---------------------------

             Secured Lease Finance Corp., an Ohio corporation, is a wholly-owned subsidiary of the Company.

15.     Secured Lease Finance Corp. II
        ------------------------------

             Secured Lease Finance Corp. II, an Ohio corporation, is a wholly-owned subsidiary of the Company.

16.     McDonald Mortgage Pass-Through Corp.
        ------------------------------------

             McDonald Mortgage Pass-Through Corp., an Ohio corporation, is a wholly-owned subsidiary of the Company.

17.     The McDonald Trust Company
        --------------------------

             The McDonald Trust Company, an Indiana corporation, is a wholly-owned subsidiary of the Company.

18.     McD Freedom Advisors, Inc.
        --------------------------

             McD Freedom Advisors, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

19.     McD Methane, Inc.
        -----------------

             McD Methane, Inc., a Delaware corporation, is a wholly-owned subsidiary of the Company.

20.     McD Property Advisors 1996, Inc.
        --------------------------------

             McD Property Advisors 1996, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

21.     McD Developers, Inc.
        --------------------

             McD Developers, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

22.     McD Property Advisors, Inc. - 1997
        ----------------------------------

             McD Property Advisors, Inc. - 1997, an Ohio corporation, is a wholly-owned subsidiary of the Company.




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